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                                                                    EXHIBIT 4.1















                    EMPLOYEE SAVINGS AND PROFIT SHARING PLAN
                            FOR CANADIAN EMPLOYEES OF
                                NOVA CORPORATION
















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                                TABLE OF CONTENTS


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
SECTION I.          DEFINITIONS....................................................................................3


SECTION II.         GENERAL.......................................................................................11


SECTION III.        ELIGIBILITY AND REGISTRATION..................................................................12


SECTION IV.         CONTRIBUTIONS.................................................................................13

   1.   CORPORATION CONTRIBUTIONS.................................................................................13
   2.   VOLUNTARY SAVINGS CONTRIBUTIONS...........................................................................14
   3.   TRANSFER OF CASH INVESTMENT VEHICLE FROM NOVA EPSP........................................................14
   4.   TRANSFER OF NOVA CHEMICALS SHARES FROM NOVA EPSP..........................................................15

SECTION V.          MAINTENANCE OF MEMBER'S ACCOUNT AND


                    ANNUAL NOVA EQUITY ACCOUNTS...................................................................15


SECTION VI.         INVESTMENT PROVISIONS.........................................................................17


SECTION VII.        VESTING.......................................................................................19


SECTION VIII.       ASSIGNMENT....................................................................................20


SECTION IX.         WITHDRAWALS...................................................................................20


SECTION X.          THE COMMITTEE.................................................................................23

   1.   STRUCTURE.................................................................................................24
   2.   POWERS, AUTHORITIES AND DISCRETIONS.......................................................................24

SECTION XI.         MANAGEMENT OF THE TRUST FUND..................................................................25


SECTION X11.        AMENDMENTS TO THE PLAN........................................................................26


SECTION XIII.       LIABILITY.....................................................................................26


SECTION XIV.        MISCELLANEOUS.................................................................................27


SECTION XV.         INTERPRETATION................................................................................28

     TABLE OF DEFINED TERMS.......................................................................................29

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                    EMPLOYEE SAVINGS AND PROFIT SHARING PLAN
                   FOR CANADIAN EMPLOYEES OF NOVA CORPORATION


WHEREAS PRIOR TO THE EFFECTIVE DATE, CERTAIN EMPLOYEES OF THE CORPORATION PARTICIPATED IN THE EMPLOYEE SAVINGS AND PROFIT SHARING PLAN FOR CANADIAN EMPLOYEES OF NOVA CORPORATION (THE "NOVA EPSP");

AND WHEREAS THE NOVA EPSP WAS TERMINATED AND THE NOVA COMMON SHARES HELD UNDER THE NOVA EPSP WERE DEALT WITH AS SET OUT IN THE ARRANGEMENT AGREEMENT. IMMEDIATELY FOLLOWING THE EFFECTIVE DATE, EACH MEMBER'S NEW NOVA COMMON SHARES SHALL BE TRANSFERRED FROM THE NOVA EPSP TO THE PLAN AND EACH MEMBER SHALL BE ISSUED SHARE CERTIFICATES FOR TRANSCANADA NEW COMMON SHARES;

AND WHEREAS THE ASSETS HELD IN THE CASH INVESTMENT VEHICLE OF THE NOVA EPSP WILL BE TRANSFERRED TO THE PLAN FOLLOWING THE EFFECTIVE DATE AND ALLOCATED TO THE APPLICABLE MEMBERS' ACCOUNTS;

AND WHEREAS THE PLAN HAS BEEN ESTABLISHED TO PROVIDE BENEFITS ON A BASIS WHICH IS NOT LESS FAVOURABLE IN THE AGGREGATE, TO THE NOVA EPSP.


SECTION I.     DEFINITIONS

In this plan (including this Section 1), unless there is something in the context inconsistent therewith, the following definitions shall have the following meanings respectively:

A. "ACTUAL NET INCOME" - means, in respect of a Plan Year, the audited consolidated net income, after the deduction of the Corporation's Contributions (under this Plan and all Reciprocal Plans) and after taxes but excluding non-operating variables such as adjustments resulting from the disposition of assets or resulting from changes in accounting policy, reported in the audited consolidated financial statements of NOVA Corporation for the fiscal year ending in or concurrently with such Plan Year.

B. "ANNUAL NOVA EQUITY ACCOUNT" - means, in respect of a single Plan Year, the locked-in account of a Member which contains:

         (a) all Locked Shares held by the Trustee for the benefit of the Member under the Plan which have been purchased or acquired for the Member from Eligible Contributions paid into the Member's Account in respect of such Plan Year and from Share Purchase Incentive Contributions paid into such account in respect of such Plan Year; and



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         (b)      Share Purchase Incentive Contributions paid into such account in respect of such Plan Year held pending investment in Locked Shares;

C. "ARRANGEMENT AGREEMENT" - means the agreement between NOVA Corporation and TransCanada PipeLines Limited dated as of January 24, 1998.

D. "BASIC ANNUAL EARNINGS" - means, in respect of a Plan Year, the aggregate basic salary received by an Employee from the Corporation during the fiscal year ending in or concurrently with such Plan Year, excluding any other compensation such as, without limiting the generality of the foregoing, shift differential, overtime pay, performance bonuses, commissions, severance pay or the value of any benefits. Notwithstanding the foregoing, for purposes of determining Profit Sharing Contributions, Basic Annual Earnings shall not include salary or other compensation paid to an Employee for periods the Employee is on Education leave, Community Support leave or an Unrestricted leave of absence under the Corporation's Employment Transition & Continuity Guidelines.

E. "BASIC MONTHLY EARNINGS" - means, at any point in time, the rate of basic monthly salary received by an Employee from the Corporation, but does not include any other compensation such as, without limiting the generality of the foregoing, shift differential, overtime pay, performance bonuses, commissions, severance pay or the value of any benefits; provided that Basic Monthly Earnings for an Employee receiving disability benefits under the Long Term Disability Plan shall mean the rate of basic monthly salary being received by the Employee on the date he first became disabled with the disability to which such disability benefits pertain.

F.       "BOARD OF DIRECTORS" - means the Board of Directors of NOVA Corporation

G. "CASH INVESTMENT VEHICLE" - means investments made by the Trustee in its discretion on behalf of the Plan in a portfolio of liquid Canadian money market investments, which investments shall be exempt from the registration and prospectus requirements of the applicable securities legislation, and includes interest earnings and proceeds received from the foregoing securities and held by the Trustee pending further reinvestment. Cash Investment Vehicle shall also include the assets transferred from the NOVA EPSP to the Plan and allocated to applicable Member's Accounts following the Effective Date.

H. "COMMITTEE" - means the committee appointed by the Corporation, pursuant to Section X hereof.

I. "CONTINUOUS SERVICE" - means the continuous period of time of an Employee's service while employed by the Corporation or other entities recognized for this purpose by the Committee on a permanent full-time basis or a permanent part-time basis and, in respect of a Transferred Employee, includes any continuous service recognized under a Reciprocal Plan; provided that, where an Employee page 4
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         has commenced such service on the first regular working day of a month, such period of service shall be deemed to have commenced on the first day of such month. Continuous Service shall also include, for the purpose of eligibility pursuant to Section III, the period of continuous employment of a Member with NOVA Corporation immediately preceding the Effective Date of the Plan.

J. "CONTRIBUTIONS" - means Voluntary Savings Contributions, Basic Savings Contributions, Profit Sharing Contributions and Share Purchase Incentive Contributions which are defined as follows:

         "BASIC SAVINGS CONTRIBUTIONS" - means, in respect of an amount paid by the Corporation to a Member's Account, 4% of Basic Monthly Earnings;

         "ELIGIBLE CONTRIBUTIONS" - means that portion of Voluntary Savings Contributions (but only up to an aggregate of 4% of Basic Monthly Earnings), Basic Savings Contributions and Profit Sharing Contributions directed by a Member to be invested in Locked Shares pursuant to investment instructions received from the Member in accordance with
         Section VI;

         "INELIGIBLE CONTRIBUTIONS" - means that portion of Voluntary Savings Contributions, Basic Savings Contributions and Profit Sharing Contributions directed by the Member to be invested in Unlocked Shares pursuant to investment instructions received from the Member in accordance with Section VI;

         "PROFIT SHARING CONTRIBUTIONS" - means the amount allocated to a Member by the Corporation before the deduction of Withholding Amounts in respect of a Plan Year, equal to the percentage of Basic Annual Earnings of the Member (rounded to the nearest one-tenth of a percent) for such immediately preceding Plan Year which percentage the compensation committee of the Board of Directors has (contemporaneously with the determination of the Net Income Target for such immediately preceding Plan Year) established as the rate of Profit Sharing Contributions to be paid in the Plan Year for that level of Actual Net Income for such immediately preceding Plan Year. In establishing the respective percentage of Basic Annual Earnings applicable to any particular Actual Net Income for a Plan Year, the compensation committee of the Board of Directors shall establish for that Plan Year a minimum Actual Net Income (which is below the Net Income Target) at and below which Profit Sharing Contributions shall be 0% of Basic Annual Earnings and a maximum Actual Net Income (which is above the Net Income Target) at and beyond which Profit Sharing Contributions shall remain at 6% of Basic Annual Earnings. The Net Income Target shall be the simple average of such minimum and maximum, thus where Actual Net Income equals the Net Income Target, the rate of Profit Sharing Contributions shall be 3% of Basic Annual Earnings. Where Actual Net Income is not equal to the Net Income Target and is between such minimum and maximum, the rate of Profit Sharing Contributions shall be the rate, determined on a straight line basis, between 0% and 6% which proportionately corresponds to the relative position of Actual Net

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         Income between such minimum and maximum such that Profit Sharing
         Contributions of 3% would have been paid in the event the Actual Net Income for such prior Plan Year had equalled the Net Income Target for such Plan Year. The compensation committee of the Board of Directors may, prior to the payment of the Profit Sharing Contributions, determine to pay a greater amount than that initially established as corresponding to the Actual Net Income for the Plan Year, as it deems appropriate.

         "SHARE PURCHASE INCENTIVE CONTRIBUTIONS" - means an amount paid by the Corporation equal to 20% of the Eligible Contributions invested on that date but, notwithstanding the foregoing, in the case of Eligible Contributions made from Profit Sharing Contributions invested on that date, the Share Purchase Incentive means an amount paid by the Corporation equal to 20% of such Profit Sharing Contribution; and

         "VOLUNTARY SAVINGS CONTRIBUTIONS" - means amounts paid by a Member to the Plan in accordance with Subsection 2 of Section IV.

K. "CORPORATION" - means NOVA Corporation and includes such associated, affiliated, and subsidiary companies (whether organized under the laws of Canada, a province thereof or some other jurisdiction) as may be designated from time to time by resolution of the Board of Directors, a certified copy of which shall be filed with the Trustee.

L.       "DEATH VALUATION DATE" - means the date of the death of a Member.

M. "DEPARTING EMPLOYEE" - means a person who, immediately after ceasing to be an Employee, becomes an employee as defined pursuant to the terms of a Reciprocal Plan.

N. "DRSPP" - means the Dividend Reinvestment and Share Purchase Plan of NOVA Chemicals Ltd., as the same may be amended from time to time.

O. "EFFECTIVE DATE" - means the Effective Date as defined in the Arrangement Agreement.

P. "EMPLOYEE" - means any person employed on a permanent continuous full-time basis or on a permanent continuous part-time basis by the Corporation or any person approved for benefit payments under the Long Term Disability Plan of the Corporation. "Employee" shall exclude any individual who is covered under a collective bargaining agreement to which the Corporation is a party, unless such agreement provides for coverage under the Plan.

Q. "INSIDER" - means any Member who is required to file statements of ownership of NOVA Common Shares under Section 16 of the U.S. Securities Exchange Act of

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         1934, as amended from time to time, and the rules and regulations promulgated thereunder.

R. "LOCKED SHARES" - means NOVA Common Shares purchased from Eligible Contributions with respect to which Share Purchase Incentive Contributions shall be paid and which NOVA Common Shares are held in the Member's Annual NOVA Equity Accounts and are locked-in for the period described in Section V.

S. "LONG TERM DISABILITY PLAN" - means that plan established by the Corporation to provide for partial salary continuance to a disabled Employee.

T. "MEMBER" - means any Employee who is deemed to have become a member of the Plan under Section III hereof and in respect of whom there has not been a complete settlement of all rights:

         (a)      provided in Section III and IV under the Plan; and

         (b)      in respect of his Member's Account and Annual NOVA Equity
                  Accounts.

U. "MEMBER'S ACCOUNT" - means all cash, securities and other assets held by the Trustee for the benefit of the Member under the Plan other than those in a Member's Annual NOVA Equity Account.

V. "NET INCOME TARGET" - means, in respect of a Plan Year, the consolidated net income target, after the provision for the Corporation's Contributions (under this Plan and all Reciprocal Plans) and after taxes but excluding non-operating variables such as adjustments resulting from the disposition of assets or resulting from changes in accounting policy, of NOVA Corporation established by the compensation committee of the Board of Directors prior to such Plan Year as a net income target for the fiscal year ending in or concurrently with such Plan Year for the purposes of determining Profit Sharing Contributions after taking into account return on NOVA Common Share equity and external variables which may affect the Corporations' net income and which is communicated annually in writing to the Members and to the Trustee by the Committee as being the "Net Income Target" for the Plan Year for the purposes of this Plan.

W. "NOTICE" - means a written notification submitted to the Corporation and to the Trustee, as the case may be, on the forms prescribed by the Corporation for each individual transaction and, where applicable, approved by the Trustee.

X. "NEW NOVA COMMON SHARES" - shall mean the new NOVA shares to be issued pursuant to the Arrangement Agreement.

Y. "NOVA COMMON SHARES" - means issued and outstanding common shares in the capital stock of NOVA Corporation, or as subsequently consolidated or subdivided and any other shares resulting from redemption or change of such



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         shares or resulting from amalgamation, consolidation or merger of NOVA
         Corporation.

Z. "NOVA EPSP" - means the Employee Savings and Profit Sharing Plan for Canadian Employees of NOVA Corporation.

AA.      "OTHER EVENTS EFFECTIVE DATE" - means:

         (a) in the case of any withdrawal of all or a portion of the assets held in a Member's Account as referred to in Subsection 1 of Section IX hereof, or

         (b) in the case of a change of allocation among investment categories within the Member's Account as referred to in Subsections 3 and 4 of Section VI hereof, the date specified in the Member's Notice submitted in respect of any such action if such Notice is received by the Corporation and the Trustee on or before such date; provided that in the event a Member has one or more Annual NOVA Equity Accounts and wishes to withdraw all of the assets held in a Member's Account as referred to in paragraph (a) above, the Other Events Effective Date for the purposes of paying or delivering to the Member the Locked Shares and other property held in such Annual NOVA Equity Account or Accounts and which may ultimately be transferred to the Member's Account in accordance with Subsection 4 of Section V, shall be the later of:

                  (i) the date specified in the Member's Notice submitted in respect of any such action if such Notice is received by the Corporation and the Trustee on or before such date, or

                  (ii) the date when all the NOVA Common Shares and other property held in respect of such Annual NOVA Equity Account are required to be transferred to the Member's Account under Subsection 4 of Section V.

AB. "PLAN" - means the Employee Savings and Profit Sharing Plan for Canadian Employees of NOVA Chemicals Ltd. established by NOVA Chemicals Ltd. as amended from time to time.

AC. "PLAN YEAR" - means a calendar year. Notwithstanding the foregoing, the first Plan Year shall be the period from the Effective Date to December 31, 1998.

AD. "RECIPROCAL PLAN" - means such employee savings or profit sharing plans relating to associates, affiliates or subsidiary companies of NOVA Corporation as such plans may be designated for the purpose of this Plan from time to time by a resolution of the Committee, a copy of which shall be provided to the Trustee.


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AE.      "RECORD KEEPER" means a trust company appointed to act as record keeper of the Plan for the benefit of the Members.

AF.      "TERMINATION/RETIREMENT VALUATION DATE" - means:

         (a) in the case of the termination of employment of a Member or retirement of a Member where the Member has elected pursuant to Subsection 6 of Section IX to terminate his participation in the Plan and in each such case of termination of his participation in the Plan as referred to in Subsections 5 and 6 of Section IX, the date which is the last day of Continuous Service of such Member, or such earlier date the Member has specified in his Notice submitted in respect of such retirement or termination of employment provided such Notice is submitted to the Corporation and the Trustee on or before such date; or

         (b) in the case of the retirement of a Member where the Member has elected pursuant to Subsection 6 of Section IX to remain in the Plan, the date on which all the NOVA Common Shares and other property held in respect of all of the Member's Annual Equity Accounts are required to be transferred to the Member's Account under Subsection 4 of Section V.

AG. "TOTAL VALUE" - means in respect of the Trust Fund, a Member's Account or a Member's Annual NOVA Equity Account, as the case may be, the total value of the following assets held under the Plan in respect of the Trust Fund, such Member's Account or such Member's Annual NOVA Equity Account calculated as provided below as of the dates specified in the pertinent definitions hereof-

         (a) the value of NOVA Common Shares, being the closing price on The Toronto Stock Exchange on such specified date or if such date is not a day on which a closing price is available, on the next immediately preceding day on which such closing price is available;

         (b) the value of all securities, other assets and cash (the latter held pending investment in NOVA Common Shares) received by way of dividends or distributions on or in respect of NOVA Common Shares previously purchased and then held by the Trustee, as such value is determined solely by the Trustee;

         (c) Cash Investment Vehicle based on the dollar amount credited to the Trust Fund or a Member's Account as the case may be;

         (d) interest paid by the Trustee on Contributions held pending investment; and

         (e)      Contributions then held by the Trustee pending investment.



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AH.      "TRANSCANADA NEW COMMON SHARES" - shall have the same meaning as in the
         Arrangement Agreement.

AI. "TRANSFERRED EMPLOYEE" - means an Employee who was an employee as defined pursuant to the terms of a Reciprocal Plan immediately prior to becoming an Employee.

AJ. "TRUST AGREEMENT" - means the agreement between the Corporation and the Trustee which provides for the establishment of the Trust Fund as may be amended from time to time pursuant to the terms thereof.

AK. "TRUST FUND" - means NOVA Common Shares including all securities, other assets and cash (the latter held pending investment in NOVA Common Shares) received by way of dividends or distributions on or in respect of NOVA Common Shares previously purchased and held, Cash Investment Vehicle, Contributions held pending investment and any interest and any other investments authorized under paragraph 2(d) of Section VI in each case as held by the Trustee for the benefit of the Members.

AL. "TRUSTEE" - means a trust company appointed to act as custodian of the Trust Fund for the benefit of the Members.

AM. "UNLOCKED SHARES" - means NOVA Common Shares purchased with Ineligible Contributions with respect to which no Share Purchase Incentive Contribution shall be paid.

AN. "WITHHOLDING AMOUNTS" - means all amounts required to be withheld or deducted from a Contribution made by the Corporation for or on account of any present or future taxes, duties, assessments, interest or charges imposed or levied by or on behalf of any government, governmental authority or agency having the power to tax and required by law or the administration thereof to be withheld or deducted.

AO. "THIS PLAN, HEREIN, HEREOF, HEREUNDER", and similar expressions refer to this Plan and not to any particular section or subsection, clause or subdivision or other portion hereof and includes any and every amendment hereof.


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SECTION II.     GENERAL

1. The Plan, shall be effective for Plan Years commencing on and after the Effective Date.

2. Should any Member entitled to receive any benefits hereunder be, in the judgment of the Trustee, physically or mentally incapable of personally receiving and giving a receipt for any payment or distribution, the Trustee may make payment or distribution to such other person or persons who, in the judgment of the Trustee, shall then be maintaining or having custody of the assets of such Member or shall be legally entitled to receive such payment or distribution, and such payment or distribution shall constitute a complete discharge of all liability with respect to any such benefit.

3. The Committee may from time to time prescribe such forms or other notices or communications for use by the Committee, the Trustee, the Corporation, the Members and by Employees as the Committee may deem appropriate and may specify the information to be included in such forms, Notices or other communications to be given and the time within which such forms, Notices or communications shall be given. The Committee may waive any such requirement on such terms and conditions, if any, as the Committee may deem appropriate.

4. In the case of any withdrawal of all or a portion of a Member's Account or a Member's Annual NOVA Equity Account the amount of such withdrawal shall be paid by the Trustee to the person or persons entitled thereto within such reasonable time after the date the Trustee is requested to make such payment as is required for the due processing of such request and any sale of assets or securities required in order to make such payment.

5. Any reference to a contribution to or withdrawal from the Plan based on a percentage of an amount shall require the relevant contribution or withdrawal to equal a percentage of such amount expressed as a whole number.

6. In the case of a withdrawal involving a fraction of a NOVA Common Share, nothing in this Plan shall require the Corporation or the Trustee to sell, purchase or deliver any fraction of a NOVA Common Share provided that the person entitled to the delivery of a fractional share receives a cash payment therefore in proportion to the value of the NOVA Common Share being the closing price on The Toronto Stock Exchange on the relevant date or if such date is not a day on which a closing price is available, on the next immediately preceding day on which a closing price is available. The Trustee will take up and purchase for its own account at the price specified in this Subsection any fraction of a NOVA Common Share requested to be delivered to a Member or otherwise required to be sold where a purchaser therefor cannot be found.
7. Notwithstanding any other provision of the Plan, the Trustee may not acquire or be required to acquire for the purpose of the Plan or any Reciprocal Plan any NOVA



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         Common Shares which will result in the Trust Fund and the trust funds of such Reciprocal Plans, holding, in the aggregate, more than 10% of the outstanding number of NOVA Common Shares.


SECTION III.     ELIGIBILITY AND REGISTRATION

1. Any Employee who was a member of the NOVA EPSP immediately prior to the Effective Date shall be deemed to be a participating Member of the Plan on the Effective Date. Any person becoming an Employee on or after the Effective Date, other than a Transferred Employee, who has completed at least one (1) complete year of Continuous Service shall be deemed to have become a participating Member of the Plan on the first day of the month following the completion of such one year of Continuous Service. On becoming a Member, an Employee, other than an Employee who was a member of the NOVA EPSP immediately prior to the Effective Date, shall submit a Notice. Any Transferred Employee who has completed at least one (1) year of Continuous Service shall submit a Notice and be deemed to have become a Member of the Plan on the first regular working day of the month following the later of the completion of such one year of Continuous Service or the month in which such Transferred Employee became an Employee.

2. During any period in which a Member is not receiving a regular salary while remaining an Employee (for example, while on leave of absence without pay), the Member shall not be entitled to receive Basic Savings Contributions or to make Voluntary Savings Contributions to the Plan but shall be entitled to receive Profit Sharing Contributions and any Share Purchase Incentive Contributions thereon in respect of Basic Annual Earnings paid to such Member during the Plan Year. Notwithstanding the foregoing, for purposes of determining Profit Sharing Contributions, Basic Annual Earnings shall not include salary or other compensation paid to an Employee for periods the Employee is on Education leave, Community Support leave or an Unrestricted leave of absence under the Corporation's Employment Transition & Continuity Guidelines.

3. Any Member who is in receipt of benefits under the Long Term Disability Plan shall continue to be entitled to all rights of a participating Member under the Plan including the right to receive Contributions which are made by the Corporation and to make Voluntary Savings Contributions, provided that Profit Sharing Contributions and Share Purchase Incentive Contributions thereon shall only be payable in respect of Basic Annual Earnings paid during that portion of the Plan Year during which the Member was not receiving disability benefits.

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SECTION IV.     CONTRIBUTIONS

1.       CORPORATION CONTRIBUTIONS

         (a) Subject to the terms of the Plan and the provisions of this Subsection 1, each Member who is participating in the Plan shall be eligible for Contributions to the Plan from the Corporation out of the Corporation's current or prior profits as follows:

                  (i) the Corporation shall pay to the Member's Account each month by semi-monthly installments an amount equal to Basic Savings Contributions;

                  (ii) as soon as practicable on or after March 1 of the year following a Plan Year, the Corporation shall promptly pay to the Member's Account an amount equal to Profit Sharing Contributions for such Plan Year, provided that the Corporation shall be entitled to pay such Profit Sharing Contributions before March 1 of the year following a Plan Year if the Corporation resolves to make such payments as of an earlier date; and

                  (iii) on investment of Eligible Contributions in Locked Shares, the Corporation shall pay simultaneously to such Member's Annual NOVA Equity Account established for the Plan Year in which such Eligible Contribution is made, the Share Purchase Incentive Contributions.

         (b) Any Member, or in the case of Subparagraph (v) below, the estate of any Member:

                  (i) whose employment with the Corporation was terminated at any time during a fiscal year ending in or concurrently with a Plan Year;

                  (ii) who retires during a Plan Year and has elected under Paragraph 6(a) of Section IX to terminate his participation in the Plan;

                  (iii) who retires during a Plan Year and has elected under Paragraph 6(b) of Section IX to continue participating in the Plan notwithstanding such retirement;

                  (iv) who is in receipt of benefits under the Long Term Disability Plan and who, in a Plan Year, exercises his right under Subsection 5 of Section V to transfer NOVA Common Shares or other property held in his Annual NOVA Equity Accounts to his Member's Account; or

                  (v)      who has died during a Plan Year;

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                  shall be entitled to any Profit Sharing Contributions paid in respect of such Plan Year without any right to Share Purchase Incentive Contributions which would otherwise be payable thereon (except in the cases set out in paragraphs (iii) and (iv) above where the Members referred to therein shall continue to be entitled to Share Purchase Incentive Contributions) notwithstanding such withdrawal or that the Member's termination, death, or retirement occurs prior to the date such Profit Sharing Contributions and Share Purchase Incentive Contributions are paid by the Corporation.

         (c) The Corporation will be entitled to deduct all Withholding Amounts from the salary of a Member or, if the Member does not have sufficient salary from which to deduct Withholding Amounts, such Withholding Amounts shall be deducted from Contributions to the Plan. Any Withholding Amounts withheld or deducted by the Corporation from a Contribution by the Corporation shall, for the purposes of the Plan, be deemed to have been paid to the Member's Account or Member's Annual NOVA Equity Accounts, as the case may be provided that no Share Purchase Incentive Contributions shall be payable with respect to any such Withholding Amounts. Notwithstanding the foregoing, in the case of Withholding Amounts deducted from a Member's Profit Sharing Contributions by the Corporation, Share Purchase Incentive Contributions will be payable with respect to such Withholding Amounts.

2.       VOLUNTARY SAVINGS CONTRIBUTIONS

         (a) Each Member who is participating in the Plan shall be eligible to contribute Voluntary Savings Contributions to the Plan each month, up to an aggregate of 10% of Basic Monthly Earnings, by semi-monthly payroll deductions which Voluntary Savings Contributions shall pertain to the Plan Year in which such Voluntary Savings Contributions are made.

         (b) Notwithstanding paragraph 2(a), a Transferred Employee may, as soon as practicable after becoming a Member, elect to contribute a one time Voluntary Savings Contribution to the Plan equaling all or any portion of the cash received from any Reciprocal Plan by virtue of the Transferred Employee's termination of participation in such Reciprocal Plan.

  3.     TRANSFER OF CASH INVESTMENT VEHICLE FROM NOVA EPSP

         Immediately following the Effective Date, assets held in cash investment vehicle in the NOVA EPSP attributable to Members of the Plan, shall be transferred from the NOVA EPSP to the Trust Fund and allocated to applicable Members' Accounts.

  4.     TRANSFER OF NEW NOVA COMMON SHARES FROM NOVA EPSP

         Immediately following the Effective Date, all new NOVA Common Shares in the NOVA EPSP attributable to Members of the Plan shall be transferred from the NOVA EPSP to the Trust Fund and allocated to applicable Members' Accounts. For greater certainty, such contribution shall not constitute a Voluntary Savings Contribution of the Member.


SECTION V.     MAINTENANCE OF MEMBER'S ACCOUNT AND
               ANNUAL NOVA EQUITY ACCOUNTS

1. A Member's Account will be maintained for each Member which will record:

         (a) the Corporation's Basic Savings Contributions and Profit Sharing Contributions to the Plan on behalf of the Member and any Withholding Amounts withheld therefrom;

         (b) the portion of any Basic Savings Contributions and Profit Sharing Contributions to the Plan which have been designated by the Member as Eligible Contributions and the number of Locked Shares purchased with such Eligible Contributions which have been transferred to and held in one of the Member's Annual NOVA Equity Accounts;

         (c) the portion of Basic Savings Contributions and Profit Sharing Contributions to the Plan which have been designated by the Member as Ineligible Contributions and the number of issued and outstanding Unlocked Shares purchased from such Ineligible Contributions and held in the Member's Account;

         (d)      the Member's Voluntary Savings Contributions to the Plan;

         (e) the portion of the Member's Voluntary Savings Contributions to the Plan which have be designated by the Member as Eligible Contributions and the number of Locked Shares purchased from such Eligible Contributions which have been transferred to and held in one of the Member's Annual NOVA Equity Accounts;

         (f) the portion of the Member's Voluntary Savings Contributions to the Plan which have been designated by the Member as Ineligible Contributions and the number of issued and outstanding Unlocked Shares purchased from such Ineligible Contributions and held in the Member's Account;

         (g) the number of NOVA Common Shares purchased or acquired on behalf of the Member from amounts paid to such Member's Account by way of dividends or distributions on or in respect of NOVA Common Shares held for the Member in such Member's Account or such Member's Annual NOVA Equity Account;

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         (h)      property received by a Member by way of dividends or
                  distributions on or in respect of NOVA Common Shares held for a Member in such Member's Account or such Member's Annual NOVA Equity Account;

         (i) the portion of the Cash Investment Vehicle credited to and held in the Member's Account; and

         (j) interest earnings, dividends, capital gains and capital losses as they accrue from time to time on assets held for the Member in the Member's Account;

2. A separate Member's Annual NOVA Equity Account will be established and maintained for each Member for each Plan Year which will record:

         (a) Share Purchase Incentive Contributions paid to such Annual NOVA Equity Account by the Corporation on behalf of the Member;

         (b) the number of Locked Shares purchased or acquired on behalf of the Member from Eligible Contributions paid in such Plan Year.

3. No NOVA Common Shares or other property held in a Member's Annual NOVA Equity Account for a single Plan Year may be withdrawn from the Plan or be transferred to the Member's Account except in the manner and in the circumstances provided in Subsection 6 of Section IX and in Subsections 4, 5 and 7 of this Section V. Subject to such restriction on withdrawal and transfer, all voting and other rights associated with beneficial ownership of Locked Shares and other property held in a Member's Annual NOVA Equity Account shall be exercisable by the Member.

4. All NOVA Common Shares and other property held in a Member's Annual NOVA Equity Account for a single Plan Year shall be promptly transferred to the Member's Account on January 2 or the next business day of the second year following the end of the Plan Year for which such Member's Annual NOVA Equity Account was established.

5. A Member who is in receipt of benefits under the Long Term Disability Plan may once, during a period of disability, upon submitting a Notice, cause to be transferred to his Member's Account all of the NOVA Common Shares or other property held in all of the Member's Annual NOVA Equity Accounts and thereafter to be no longer subject to the requirements of Subsection 3, 4, and 7 of this Section V.

6. In the event, that there is a takeover bid or issuer bid (each as defined in the applicable Canadian or United States securities laws) for any outstanding NOVA Common Shares or an offer or proposal to engage in any transaction whereby such person could acquire control of or a significant interest in the Corporation, in which holders of NOVA Common Shares are entitled or encouraged to participate, a Member may participate in any such transaction on compliance with such procedures as the Trustee may prescribe from time to time.

7. When a Member elects to direct the investment of Contributions and amounts earned in respect thereof under the Plan in NOVA Common Shares in accordance with Section VI and as a result thereof, a Member's Annual NOVA Equity Account is established, a Member shall, by executing the Notice containing such direction, be deemed to agree to and be bound by the restrictions contained in Subsections 3, 4 and 5 above.

8. A Member who directs any Contributions or other assets held under the Plan for the Member to be invested in any NOVA Common Shares shall be deemed to consent to the Trustee's participation in the DRSPP in respect of all such NOVA Common Shares so acquired for the Member. The Trustee shall, with respect to all NOVA Common Shares held in the Trust Fund, participate in the DRSPP. Any dividends or other cash distributions on NOVA Common Shares shall, pursuant to the DRSPP, be reinvested in NOVA Common Shares.

9. Subject to Section IX, all voting and other rights associated with beneficial ownership of NOVA Common Shares held in a Member's Account shall be exercisable by the Member.


SECTION VI.     INVESTMENT PROVISIONS

1.       (a)      All  Contributions  (less any Withholding  Amounts) made by the Corporation in respect of a Member shall be deposited with the Trustee:

                  (i) in the case of Share Purchase Incentive Contributions, in the Member's relevant Annual NOVA Equity Account as soon as practicable on or after the date of investment of Eligible Contributions in Locked Shares; and

                  (ii) otherwise in the Member's Account; for investment by the Trustee as soon as reasonable. Pending investment, the Trustee shall pay interest on such Contributions. Any Locked Shares shall be initially deposited and thereafter held in the Member's Annual NOVA Equity Account for that Plan Year subject to the provisions of Section V. All other investments purchased for a Member shall be deposited and thereafter held in the Member's Account.

         (b) Interest paid by the Trustee on Contributions in a Plan Year held pending investment will be allocated not later than the last day of each Plan Year to the Members of record on that date pro rata on the basis of each Member's share of the Total Value of the Trust Fund on that date.

         (c) Notwithstanding the foregoing provisions of this Subsection 1, and subject to Subsection 4 of Section VI, in respect of any Basic Savings Contributions or Profit Sharing Contributions received by the Trustee on behalf of the Member:

                  (i)      a Member may authorize the Trustee; or

                  (ii) in the event a Member has not provided investment instructions to the Trustee or the Member fails to properly complete a Notice required herein; the Trustee shall be deemed to be authorized;

                  and the Trustee shall cause any Basic Savings Contributions and Profit Sharing Contributions in respect of a Plan Year or, if expressly authorized by the Member, any portion thereof, to be paid directly to the Member without further notice or request therefor, which Contributions and payments shall, for all purposes of this Plan, be deemed to have been paid in accordance with the terms of this Plan.

2. Trust Funds shall be invested only in one or more of the following categories:

         (a)      Locked Shares;

         (b)      Unlocked Shares;

         (c)      Cash Investment Vehicle; and

         (d) other investments as may from time to time be specified by the Committee.

3. Subject to the provisions of the Plan including Subsection 1 above, upon becoming a Member, each Member shall direct the allocation of the funds in his Member's Account to the various investment categories set out in Subsection 2 above. Notwithstanding the foregoing, as of the Effective Date the allocation of funds of a Member who immediately preceding the Effective Date was a member of the NOVA EPSP, shall be the allocation in effect under the NOVA EPSP on the Freeze Date (as defined in the NOVA EPSP). Such allocation shall remain in effect until a Notice from the Member as to a change in allocation is received by the Record Keeper and the Trustee in accordance with Subsection 4 below.

4. Subject to the limits contained elsewhere in the Plan, a Member may by and after submitting a Notice to the Record Keeper and the Trustee:

         (a) twice per Plan Year change the proportion of Trust Funds within the Member's Account invested in the various authorized investment categories to the maximum of the Total Value held in the Member's Account on the applicable Other Events Effective Date;

         (b) twice per Plan Year change the allocation amongst the investment categories as to any future Contributions thereafter payable to the Member's Account;

         (c) authorize the Trustee under Subsection 1 of Section VI twice per Plan Year to pay directly to the Member a different portion of the Corporation's Contributions (other than Share Purchase Incentive Contributions) thereafter payable to the Member's Account;

         (d) twice per Plan Year change the Member's Voluntary Savings Contributions thereafter payable to the Member's Account; and

         (e) suspend, for the remainder of the Plan Year, the Member's Voluntary Savings Contributions.

Such allocation, authorization or direction shall remain in effect until a Notice from the Member specifying a change in allocation, authorization or direction is received by the Record Keeper and the Trustee in the manner prescribed in this Subsection 4 and becomes effective. In the event a Member wishes to change the allocation amongst the investment categories to no longer invest in NOVA Common Shares and therefore instructs the Trustee on behalf of the Member to sell all of the NOVA Common Shares held in such Member's Account as of the Other Events Effective Date, such instructions shall be deemed to include an instruction to reallocate distributions or dividends on such NOVA Common Shares received by the Trustee in respect of the Member after the applicable Other Events Effective Date, the value of such distributions or dividends to be determined as of the date of such distribution or dividend.


SECTION VII.     VESTING

1. All Contributions made by the Corporation on behalf of a Member to a Member's Account or a Member's Annual NOVA Equity Account or made by the Member to the Member's Account shall vest in the Member on the date upon which such Contribution is made to the Trust Fund.

2.       (a)      Subject to Paragraph 1(b) of Section VI and Paragraph 2(b) of
                  this Section VII, all interest earnings, dividends, capital gains and capital losses received or realized by the Trustee and arising from Contributions by the Corporation to a Member's Account or by a Member to the Member's Account shall vest in the Member on the date on which such interest earnings, dividends, capital gains and capital losses were so received or realized by the Trustee.

         (b) All interest earnings, capital gains and capital losses received or realized by the Trustee and arising from the Cash Investment Vehicle shall be allocated by the Trustee and credited to the respective Member's Accounts not less frequently than monthly and shall thereupon be vested in the respective Members to the extent of the respective amounts so credited. Until so allocated and credited, such interest earnings, capital gains and capital losses shall accrue generally to the benefit of all those Members who have a beneficial interest in the Cash Investment Vehicle.

3. The Trustee shall allocate in respect of each Plan Year to the respective Members' Accounts (to the extent not otherwise allocated or paid to the Member in the Plan Year):

         (a)      all Contributions made by the Corporation during the Plan
                  Year;

         (b)      all profits realized by the Plan during the Plan Year; and

         (c) all capital gains and losses, if any, realized by the Plan during the Plan Year;

         which shall thereupon be vested in the respective Members.

4. Vesting of any Contributions or rights under the Plan is not a guarantee that the Total Value of a Member's Account or Annual NOVA Equity Accounts will not decrease.


SECTION VIII.     ASSIGNMENT

1. All monies payable to, or NOVA Common Shares transferable to, a Member or a beneficiary or any other person pursuant to the provisions of the Plan are for the provision of benefits to such Member, beneficiary or other person, are not capable of assignment or alienation and do not confer upon any Member, beneficiary or any other person, any right or interest in the monies or NOVA Common Shares which is capable of being assigned or otherwise alienated. Monies and NOVA Common Shares payable or transferable under the Plan shall not be assigned, attached, alienated, sold, transferred, pledged, anticipated or given as security, and to the extent permitted by law, shall not be subject to attachment, execution or seizure. Any transaction purporting to assign, attach, alienate, sell, transfer, pledge, encumber, charge, anticipate or give as security any monies or NOVA Common Shares payable or transferable under the Plan shall be void and of no force or effect.


SECTION IX.     WITHDRAWALS

1. A Member may twice per calendar year as at the applicable Other Events Effective Date, upon submitting a Notice to the Record Keeper and the Trustee,

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         withdraw, in accordance with Subsections 2 and 3 of this Section IX, up to one hundred (100%) percent of the Total Value of the assets in such Member's Account at such time. In the event a Member wishes to withdraw 100% of the Total Value of the assets in such Member's Account, which assets include NOVA Common Shares, such instructions shall be deemed to include an instruction to withdraw the Total Value of any assets received by the Trustee on behalf of the Member in respect of any distribution or dividend on such NOVA Common Shares after the applicable Other Events Effective Date, such Total Value shall be determined as of the date of such distribution or dividend.

2. For all Members whose Member's Account includes NOVA Common Shares, the Member has the option of withdrawing such NOVA Common Shares or a portion thereof in certificate or book-entry form and, failing any instructions to the contrary, the Member shall be deemed to have elected to withdraw all such NOVA Common Shares in certificate form.

3. In order to provide sufficient cash to pay the amount requested in a Notice specifying a withdrawal of cash, it may be necessary for the Trustee to sell a portion or all of the NOVA Common Shares and/or Cash Investment Vehicle and/or properties in the Member's Account as so designated in the Notice submitted by the Member.

4. In the event of the death of a Member while in the Continuous Service of the Corporation, his participation in the Plan shall be terminated, and subject to Subsection 2 of Section IX, at the option of the beneficiary or if no beneficiary has been specified, at the option of the estate of the Member:

         (a) the Total Value of the Member's Account and all of the Member's Annual NOVA Equity Accounts, if any, as at the Death Valuation Date; or

         (b) if the Member's Account contained NOVA Common Shares or if the Member had one or more Annual NOVA Equity Accounts, the NOVA Common Shares in the number held in the Member's Account and any Member's Annual NOVA Equity Accounts or a portion thereof (as specified by the beneficiary or if no beneficiary has been specified, by the estate of the Member) and the Total Value of all other assets held in the Member's Account and such Member's Annual NOVA Equity Account, if any, as at the Death Valuation Date;

         shall be paid and delivered by the Trustee to the beneficiary or estate of the Member as previously designated by the Member provided that Profit Sharing Contributions shall only be payable in respect of Basic Annual Earnings paid during that portion of the Plan Year during which the Member was alive.

5. Except in the case of a Departing Employee or the retirement of a Member, when a Member's employment by the Corporation is terminated, whether involuntary or otherwise, his participation in the Plan shall be terminated and the Total Value of his Member's account and of all of the Member's Annual NOVA Equity Accounts, if any, as at the Termination/Retirement Valuation Date shall be paid and delivered to the Member by the Trustee in cash or share certificates as determined in accordance with Subsection 2 of this Section IX;

6. When a Member retires from employment with the Corporation, whether pursuant to the terms of any retirement plan established by the Corporation or otherwise the Member shall elect to either:

         (a) terminate the Member's participation in the Plan, in which case the Total Value of his Member's Account and of all of the Member's Annual NOVA Equity Accounts at the Member's Termination/Retirement Valuation Date shall be paid and delivered to the Member by the Trustee in cash or share certificates as determined in accordance with Subsection 2 of this Section IX; or

         (b) remain in the Plan until the date on which all of the NOVA Common Shares and other property held in respect of the Member's Annual NOVA Equity Accounts are required to be transferred to his Member's Account pursuant to the provisions of the Plan and the Total Value of the Member's Account at such Member's Termination/Retirement Valuation Date shall be paid and delivered to the Member by the Trustee in cash or share certificates as determined in accordance with Subsection 2 of this Section IX.

         Notwithstanding the foregoing, if a Member has elected under paragraph
         (b) above to continue to participate in the Plan, such Member may change his election and terminate his participation in the Plan as provided in paragraph (a) above at any time up to the first payment of Profit Sharing Contributions subsequent to the Members original election under this Subsection 6 of Section IX.

         Where a Member has elected under paragraph (a) above to terminate his participation in the Plan, any subsequent Profit Sharing Contributions to which such Member may be entitled will be promptly paid to such Member by the Trustee on the Corporation's payment thereof and such Member shall not be eligible to receive any Share Purchase Incentive Contributions thereon.

         Where a Member has elected to remain in the Plan under paragraph (b) above such Member shall be entitled to the rights and privileges associated with membership in the Plan including the right to direct that all or any portion of future Profit Sharing Contributions respecting his Basic Annual Earnings prior to retirement be allocated as Eligible Contributions and such Member shall receive Share Purchase Incentive Contributions thereon provided that such Member shall not be entitled to Basic Savings Contributions or to make Voluntary Savings Contributions.

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7.       In respect of a Departing Employee, within 30 days after the date of departure, the Member shall elect whether his participation in the Plan shall:

         a) be terminated and the Total Value of his Member's Account and all of his Member's Annual NOVA Equity Accounts, if any, as at the Departure Valuation Date shall be paid and delivered to the Member by the Trustee in cash or share certificates in accordance with Subsection 2 of this Section IX, such payment or delivery to occur within such reasonable time after the Departure, Retirement or Termination as is required for determination of processing:

         or:

         b)       elect to suspend participation in the Plan.

         If the Departing Employee does not elect within 30 days, the Departing Employee will be deemed to have elected to have terminated his participation in the Plan. At any time after an election has been made to suspend participation in the Plan, the Departing Employee has the right to withdraw Unlocked shares in accordance with the terms of the Plan.


SECTION X.     THE COMMITTEE

         In order to provide for the orderly administration of the Plan, the Board of Directors will appoint a committee composed of members of the Board of Directors and officers of the Corporation (herein referred to as the "Committee") to be structured in the manner and vested with such powers, authorities and discretions as described below:

1.       STRUCTURE

         (a) The Committee shall annually elect a member of the Committee to be chairman.

         (b) The Committee shall annually appoint a secretary who shall maintain minutes and records of all proceedings and transactions of the Committee.

         (c) The Committee from time to time may fix its quorum for the transaction of any business at not less than a majority of its members (which minimum shall be the quorum until so fixed) and no business shall be transacted by the Committee except by resolution in writing signed by all members of the Committee or at a meeting of members at which a quorum is present in person or by means of telephone or other telecommunications device that permits all persons participating in the meeting to speak to and hear each other.

         (d) The Committee may appoint a Savings Plan Committee as a sub-committee to oversee the administration of the Plan. the members of which shall not be limited to Committee members. This sub-committee shall have the right of sub-delegation.

         (e) Except as limited herein or by the resolution of the Board of Directors, the Committee may regulate the procedures to be followed at its meetings.

2.       POWERS, AUTHORITIES AND DISCRETIONS

         (a) Subject to the direction of the Board of Directors, the Committee shall be responsible for the proper and orderly administration of the Plan, including but not limited to the following:

                  (i) Approval for filing and filing of such reports, returns and submissions as are required by all persons and bodies having competent jurisdiction over the Plan, and

                  (ii) Determination of all questions of interpretation and application of the Plan and any document or agreement written or entered into pursuant to the Plan; and

                  (iii) Recommending changes to the Plan and any document or agreement written or entered into pursuant to the Plan.

         (b) Subject to obtaining the advice and input of the Committee and subject to specific investment instructions received from Members in accordance with the Plan, the Trustee shall have responsibility for the proper and orderly administration of the Trust Fund in accordance with the Plan including all investment decisions affecting the Trust Fund.

         (c) The Committee shall cause the accounts of the Plan and Trust Fund to be audited annually by the auditor appointed in that regard by the Board of Directors which auditors may be the same as the Corporation's auditors.

         (d) The Committee shall recommend to the Board of Directors the appointment of auditors and trustees for the Plan and shall be responsible for the approval and payment of the fees and charges of such auditors and trustees. The Committee may appoint such other advisors and counsel as are necessary or deemed by the Committee to be advisable for the proper administration of the Plan. The Committee and the Board of Directors shall be entitled to rely conclusively upon all tables, valuations, certifications, opinions and reports which shall be furnished by an accountant, legal counsel or other such professional person who shall be employed or engaged for such purposes.

         (e) The Committee shall annually cause to be prepared a report of the operation and administration of the Plan up to the end of the fiscal period covered by the auditor's report as well as the performance of the investments of the Trust Fund over the same period. The Board of Directors will consider and review the report and if the Board of Directors is satisfied with the contents thereof the Board of Directors will accept the report.


SECTION XI.     MANAGEMENT OF THE TRUST FUND

1. To facilitate operation of the Plan, the Corporation shall enter into a Trust Agreement establishing a Trust Fund to provide for the holding and investing of the Contributions to the Plan by the Record Keeper and by Members, together with the accretions thereto and the income derived therefrom. No Member, Member's estate or other person shall have any rights in or to any part of the principal or income of the Trust Fund or any part of the assets thereof, except when and to the extent expressly set out in the Plan.

2. The Trustee shall be in an arms length relationship with the Corporation and the Record Keeper and shall be appointed by the Corporation as trustee for and on behalf of the Members, with such rights, powers and authorities as are set forth in the Trust Agreement and any amendments or modifications thereof. The Trustee shall invest the Trust Fund in investments authorized by the Plan on instructions received from Members in accordance with the Plan.

3. All expenses reasonably incurred in connection with the administration of the Plan including, but not limited to, legal fees, accounting fees and consulting fees, shall be paid by the Corporation. Except as noted below in this Subsection 3 of Section XI, all expenses reasonably incurred in connection with the Trust Fund including, but not limited to, fees of the Trustee, expenses incurred by the Trustee in managing and administering the Trust Fund and the assets thereof, taxes, governmental assessments, and similar charges shall be paid by the Corporation. Stock brokerage charges on the purchase and sale of NOVA Common Shares and gains and losses arising on the sale of NOVA Common Shares as a result of changes in the price of NOVA Common Shares between the Other Events Effective Dates chosen by Members and the actual dates of disposition of the NOVA Common Shares directed to be sold by such Members shall be reflected in the purchase price of any NOVA Common Shares purchased under the Plan.


SECTION X11.     AMENDMENTS TO THE PLAN

1. Subject to the provisions of this Section XII, and to any requirements of applicable law including those pertaining to shareholder approval, the Board of Directors reserves the right to amend or terminate the Plan at any time. Notwithstanding the foregoing, the Board of Directors may delegate to the Committee, the responsibility for approval of administrative amendments to the Plan and, if such delegation occurs, the Committee will, on an annual basis, report such administrative amendments to the Board of Directors. The Committee may sub-delegate this responsibility for approval of administrative amendments to the Savings Plan Committee.

2. Notwithstanding the foregoing, no amendment or termination of the Plan shall deprive a Member, a Member's estate, or a Member's beneficiary otherwise entitled to the benefits thereunder, of any benefits that have accrued before the date of such amendment or termination.

3. The Committee may correct manifest errors and typographical or clerical mistakes in the text of the Plan and the proper officers of the Corporation may execute all such documents as may be necessary to correct such errors and mistakes. Any such documents shall be filed with the Trustee.

4. No amendment, change or modification shall be made in the Plan which will, without the Trustee's written consent, alter the trust duties of the Trustee.


SECTION XIII.     LIABILITY

1. The Corporation, the Record Keeper and the Trustee shall not be liable to a Member for any losses incurred by such Member resulting from any delays or other irregularities in respect of the administration of the Plan whether such losses resulted from the negligence of the Corporation, the Record Keeper or the Trustee or otherwise.

SECTION XIV.     MISCELLANEOUS

1. The Plan has been established and is maintained as a voluntary and unilateral undertaking of the Corporation and shall not give or be deemed to give any Member a right to continued employment and shall not interfere with any right of the Corporation to discharge any Member at any time. Any benefit to which a Member may be entitled hereunder shall for all purposes under this Plan or otherwise be deemed an additional benefit of being an Employee but shall not be construed or interpreted as forming any part of the salary of a Member. The Corporation expressly disavows the creation of any rights in Employees, beneficiaries or alternate payees or any obligations on the part of the Corporation or the Committee, except as expressly provided herein.

2. The Plan has been established for the exclusive benefit of the Members and their beneficiaries and the Corporation shall have no right or title to, nor interest in, the Contributions made to the Trust Fund, and no part of the Trust Fund shall revert to the Corporation except that, in the case of a Contribution which is made by a mistake of fact, such mistaken Contribution shall be returned to the Corporation within
         (1) one year after such mistaken Contribution is made, provided that, such mistaken Contribution has not been allocated to a Member within such one (1) year period.

3. Any action taken in good faith by the Committee in the exercise of authority conferred upon it by the Plan shall be conclusive and binding upon the Members, their beneficiaries and alternate payees.

4. Neither the Corporation, the Board of Directors (or any member thereof) nor the Committee (or any member thereof) shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated.

5. The Corporation does not intend to create additional fiduciary liability or to characterize actions or responsibilities as fiduciary in nature beyond that required by law.

6. To the extent permitted by law, the Corporation hereby indemnifies each member of the Board of Directors and the Committee, and any other Employee of the Corporation with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of his or her conduct in the performance of his or her duties under the Plan, except in relation to matters as to which he or she acted fraudulently or in bad faith in the performance of such duties. The preceding right of indemnification shall be in addition to any other right to which the Board of Directors or Committee members or any other person may be



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

         entitled as a matter of law or otherwise and shall pass to the estate of such a person.

7. Notwithstanding any other provision of the Plan, the Corporation may refrain from doing anything otherwise required herein which would or might, in the Corporation's opinion be contrary to the law of any jurisdiction or any official directive or render the Corporation liable to any person otherwise than as provided or contemplated herein.


SECTION XV.     INTERPRETATION

1. The Plan shall be governed, construed and administered in accordance with the laws of the Province of Alberta, Canada.

2. In this text words importing the singular meaning shall include the plural and vice versa, and words importing the masculine shall include the feminine and neuter genders. A reference to a month means a calendar month and to a year means a calendar year.

3. The invalidity or unenforceability of any provision of this plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from this Plan.






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




                             TABLE OF DEFINED TERMS


Contributions..................................................................2
Corporation....................................................................2



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